UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2014

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.

On March 19, 2014, BioTelemetry, Inc. (the “Company”), through its wholly-owned subsidiary CardioNet, LLC (“CardioNet”), acquired substantially all of the assets of the cardiac event monitoring business of Biomedical Systems Corporation (the “Seller”) pursuant to the terms and conditions of an Asset Purchase Agreement between CardioNet and the Seller (the “Purchase Agreement”).  The transaction is expected to close in the second quarter of 2014 and is subject to the satisfaction of customary closing conditions including receipt of required third party consents and approvals.

Pursuant to the terms of the Purchase Agreement, CardioNet will acquire substantially all of the assets of and certain liabilities relating to the Seller’s cardiac event monitoring, holter monitoring and mobile telemetry monitoring services (other than certain ECG services and monitoring in connection with clinical trials) (the “Business”) in consideration of $8.0 million in cash and shares of the Company’s common stock equal in value $650,000 (based on the trailing average closing stock price for the 20 trading days ending immediately prior to the closing date).  Of this amount, $1.125 million (consisting of cash and shares of common stock) will be deposited in escrow for a period of 12-18 months as security for any breach of the representations, warranties and covenants of the Seller contained in the Purchase Agreement.

The Purchase Agreement includes a seven-year commitment of the Seller and any affiliates, subject to certain exceptions, not to compete with the Business, not to have an interest in any person or entity that engages directly or indirectly in the Business in any capacity, and not to solicit any prospective client, payor, customer, supplier or licensor of the Business.  The Purchase Agreement also contains customary representations and warranties, closing conditions, post-closing covenants and mutual indemnification obligations for, among other things, inaccuracy or breach of any representation or warranty and any breach or non-fulfillment of any covenant, any excluded asset or liability, and any third party claims.  In accordance with the Purchase Agreement, at closing CardioNet and the Seller will enter into an agreement pursuant to which the Seller or its affiliates will provide certain transition services to CardioNet necessary to support an orderly transition of the Business.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 9.01.                          Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

* 2.1	Asset Purchase Agreement by and between CardioNet, LLC and Biomedical Systems Corporation dated as of March 19, 2014

*                                         The schedules and exhibits to the Asset Purchase Agreement are not filed herewith.  The Asset Purchase Agreement contains a list briefly identifying the contents of the schedules and exhibits to such document. The Registrant undertakes to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

	By:	/s/ Peter Ferola
Peter Ferola
Senior Vice President and General Counsel
Date: March 20, 2014

Exhibit Index

Exhibit No.	Description

* 2.1	Asset Purchase Agreement by and between CardioNet, LLC and Biomedical Systems Corporation dated as of March 19, 2014

*            The schedules and exhibits to the Asset Purchase Agreement are not filed herewith.  The Asset Purchase Agreement contains a list briefly identifying the contents of the schedules and exhibits to such document. The Registrant undertakes to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.